Exhibit 99.1

Argon ST, Inc. Announces Fiscal Third Quarter Results

Third Quarter Revenues Increase 9.4% to $91 million; Third Quarter Earnings Per Share Increase 26.7% to $0.30; Narrowing Fiscal Year Guidance

FAIRFAX, Va.--(BUSINESS WIRE)--August 6, 2009--Argon ST, Inc. (NASDAQ:STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported results for third fiscal quarter ended June 28, 2009:

  Third quarter 2009 revenue was $91.0 million, an increase of 9.4 percent compared to $83.2 million in the third quarter ended June 29, 2008;
  Third quarter 2009 operating income was $9.5 million (or 10.5 percent of revenue), an increase of 21.6 percent to compared to operating income of $7.8 million (or 9.4 percent of revenue) in the third quarter ended June 29, 2008;
  Fully diluted Earnings Per Share (EPS) for the third quarter of 2009 was $0.30 on 22.0 million shares and share equivalents, a 26.7 percent increase over the $0.24 per share on 21.9 million shares and share equivalents reported in the third quarter ended June 29, 2008;
  Adjusted EBITDA for the quarter was $12.5 million (or 13.8 percent of revenue) compared to Adjusted EBITDA of $11.1 million (or 13.3 percent of revenue) in the third quarter ended June 29, 2008;
  Bookings for the third quarter were $79.8 million; backlog at the end of the third quarter was $232.2 million; and
  Annual guidance is narrowed; revenue anticipated between $375 to $385 million trending toward the lower end; operating income anticipated between $35 to $38 million, an increase of the lower end; adjusted EBITDA anticipated between $49 to $53 million, an increase of the lower end.

Commenting on the fiscal third quarter results, Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST said, “We completed a solid third quarter with year over year increases in revenue, earnings, and margins thanks to good execution by our team. Improved cash generation was achieved with $29 million in cash at the end of the period, up nearly $22 million from the same period last year. We also continued to make good progress on the development work for the SSEE Increment-F and the Operation Test –Tactical Engagement System programs, with field testing and demonstrations completed in the quarter. We currently are expecting these programs to move into production in fiscal 2010. Although our year-to-date bookings have been lower than expected, primarily due to government procurement delays, we continue to see both a solid pipeline of opportunities and increased government spending planned for ISR systems.”

Kerry Rowe, President and Chief Operating Officer, Argon ST commented, “We are pleased that our efforts to reduce infrastructure and overhead costs and to improve program execution continues to help margins. Additionally, we achieved record trailing twelve month revenue of more than $365 million by delivering important capabilities to our customers and users. Although some of our targeted opportunities such as ACS, EP-X, ships infrastructure and others have moved to fiscal 2010, recent awards or selection for award of new development contracts offer significant upside potential in the critical areas of airborne reconnaissance, geolocation, navigation, and cyber security. We continue to be optimistic about our future growth.”

Third quarter 2009 and 2008 Financial Highlights

Financial highlights from the quarters ended June 28, 2009 and June 29, 2008 include:

(in millions, except per share amounts)

	Q3 2009	Q3 2008	YTD 2009	YTD 2008
Revenue	$91.0	$83.2	$270.6	$245.9
Operating Income	9.5	7.8	26.5	23.6
Non-GAAP Operating Income (a)	9.5	7.8	27.2	23.6
Adjusted EBITDA (a)	12.5	11.1	37.2	32.9
Net Income	6.6	5.2	17.6	15.0
Non-GAAP Net Income (a)	6.6	5.2	18.0	15.0
Net Income per share, fully diluted	$0.30	$0.24	$0.80	$0.68
Non-GAAP Net Income per share (a)	$0.30	$0.24	$0.82	$0.68

Notes: (a) Denotes a non-GAAP financial measure. For important information about these measures please see below under “Non-GAAP Financial Measures” and Annex A, which provides a detailed reconciliation to GAAP measures.

Three Month Results

For the third quarter ended June 28, 2009 revenue was $91.0 million. This represents a 9.4 percent improvement over revenue of $83.2 million in the third quarter of the prior year.

Operating income for the quarter was $9.5 million. This represents a 21.6 percent improvement over operating income of $7.8 million in the third quarter of the prior year.

Adjusted EBITDA for the third quarter ended June 28, 2009 was $12.5 million, or 13.8 percent margin on revenue. This represents a 13.0 percent increase over Adjusted EBITDA of $11.1 million, or 13.3 percent margin on revenue in the third quarter of the prior year.

Net income for the quarter was $6.6 million. This represents a 27.3 percent improvement over net income of $5.2 million in the third quarter of the prior year.

Fully diluted earnings per share for the quarter was $0.30 on 22.0 million shares and share equivalents. Fully diluted earnings per share in the third quarter of the prior year was $0.24 on 22.0 million shares and share equivalents.

Nine Month Results

For the nine months ended June 28, 2009 revenue was $270.6 million. This represents a 10.1 percent improvement over revenue of $245.9 million in the first nine months of the prior year.

GAAP operating income for the nine months ended June 28, 2009 was $26.5 million. Non-GAAP operating income for the nine months ended June 28, 2009 was $27.2 million. This represents a 15.3 percent improvement over non-GAAP operating income of $23.6 million in the same period of the prior year.

Non-GAAP measures in the nine months ended June 28, 2009 excludes a one-time charge of $0.6 million for the resolution of a legal claim.

Adjusted EBITDA for the nine months ended June 28, 2009 was $37.2 million, or 13.7 percent margin on revenue. This represents a 13.1 percent increase over Adjusted EBITDA of $32.9 million, or 13.4 percent margin on revenue in the same period of the prior year.

GAAP net income for the nine months ended June 28, 2009 was $17.6 million. Non-GAAP net income for the nine months ended June 28, 2009 was $18.0 million compared to $15.0 million for the nine months ended June 29, 2008.

GAAP fully diluted earnings per share for the nine months ended June 28, 2009 was $0.80 on 22.0 million shares and share equivalents. Non-GAAP fully diluted earnings per share for the nine months ended June 28, 2009 was $0.82 on 22.0 million shares and share equivalents. GAAP and non-GAAP fully diluted earnings per share in the same period of the prior year was $0.68 on 22.1 million shares and share equivalents.

Balance Sheet

The Company ended the quarter with $29.0 million in cash and cash equivalents.

2009 Outlook

Argon management offers the following updated guidance for the fiscal year ending September 30, 2009:

  Revenue is anticipated to be in the range of $375 to $385 million
  Operating income is anticipated to be in the range of $35 to $38 million
  Adjusted EBITDA is anticipated to be in the range of $49 to $53 million

Non-GAAP Financial Measures

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. The four measures and their definitions are:

- Non-GAAP Operating Income is defined as operating income on a GAAP basis excluding one-time charges.

- Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition related retention and excludes one-time charges.

- Non-GAAP Net Income is defined as net income on a GAAP basis excluding one-time charges.

- Non-GAAP Net Income per fully diluted share is defined as fully diluted earnings per share on a GAAP basis excluding the per share impact of impairment one time charges.

These Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future.

Specifically, management believes that the measures non-GAAP operating income, non-GAAP net income, and non-GAAP net income per fully diluted share provide investors an important perspective on the Company's ongoing operations and provide additional insight into underlying business performance.

Management believes that the measure Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense, and other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call Information

The Company will conduct a conference call at 10:00 a.m. Eastern Daylight Time on Thursday, August 6, 2009 to discuss the financial results for the third quarter ending June 28, 2009.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-730-5767. International callers should dial 857-350-1591. When prompted by the operator, provide conference passcode 12024905.

If you are unable to participate in the call at this time, a replay will be available for one week starting on Thursday, August 6, 2009 at approximately 2:00 p.m. Eastern Daylight Time. To access the replay, dial 888-286-8010 and enter passcode 10800972. International callers should dial 617-801-6888 and enter the same passcode 10800972.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company’s website www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets. For news and information visit www.argonst.com.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects”, “could”, “believes”, “estimates”, “intends”, “may”, “envisions”, “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. These risks and uncertainties include without limitation the risks and uncertainties identified in the reports filed by the Company with the Securities and Exchange Commission (including the Company's Form 10-K for the fiscal year ended September 30, 2008). Such risks and uncertainties also include, but are not limited to: the availability of U.S. and international government and commercial funding for our products and services, including total estimated remaining contract values and the U.S. government’s procurement activities related thereto; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives as well as changes increasing internal costs for monitoring, audit and reporting activity); changes in appropriations types and amounts due to the expenditures priorities in Washington; the government’s ability to hire and retain contracting personnel; the number and type of contracts and task orders awarded to us; the exercise by the U.S. government of options to extend our contracts; our ability to retain contracts during any rebidding process; decisions by government agencies on the methods of seeking contractor support; the timing of Congressional funding on our contracts; any delay or termination of our contracts and programs; difficulties in developing and producing operationally advanced technology systems; our ability to secure business with government prime contractors; our ability to maintain adequate and unbroken supplier performance; the timing and customer acceptance of contract deliverables; our ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures we may make; the competitive environment for defense and intelligence information technology products and services; the ability, because of the global economy and issues in the banking industry, to secure financing when and if needed; the financial health and business plans of our commercial customers; general economic, business and political conditions domestically and internationally; and other factors affecting our business that are beyond our control. All of the forward-looking statements should be considered in light of these factors. You should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 28, 2009	September 30, 2008
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$28,962	$15,380
Accounts receivable, net	124,205	104,859
Inventory, net	5,009	3,757
Deferred income tax asset	5,177	4,534
Deferred project costs	1,534	3,412
Prepaids and other	1,402	2,004
TOTAL CURRENT ASSETS	166,289	133,946
Property, equipment and software, net	28,510	27,558
Goodwill	173,948	173,948
Intangibles, net	3,036	4,055
Other assets	637	831
TOTAL ASSETS	$372,420	$340,338

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$30,834	$29,133
Accrued salaries and related expenses	15,229	10,283
Deferred revenue	8,800	4,361
Income taxes payable	2,770	-
Other liabilities	169	132
TOTAL CURRENT LIABILITIES	57,802	43,909
Deferred income tax liability, long term	1,196	1,900
Deferred rent and other liabilities	1,516	2,085
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock	229	228
Additional paid in capital	225,711	222,349
Treasury stock	(19,923)	(18,425)
Retained earnings	105,889	88,292
TOTAL STOCKHOLDERS' EQUITY	311,906	292,444
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$372,420	$340,338

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

CONTRACT REVENUES	$91,005	$83,165	$270,603	$245,880

COST OF REVENUES	72,732	68,415	219,274	201,764

GENERAL AND ADMINISTRATIVE EXPENSES	6,400	5,325	18,316	15,445

RESEARCH AND DEVELOPMENT EXPENSES	2,341	1,587	6,478	5,098

INCOME FROM OPERATIONS	9,532	7,838	26,535	23,573

INTEREST INCOME, NET	5	444	(21)	598

INCOME BEFORE INCOME TAXES	9,537	8,282	26,514	24,171
PROVISION FOR INCOME TAXES	2,945	3,103	8,917	9,204
NET INCOME	$6,592	$5,179	$17,597	$14,967

EARNINGS PER SHARE (Basic)	$0.30	$0.24	$0.81	$0.69
EARNINGS PER SHARE (Diluted)	$0.30	$0.24	$0.80	$0.68

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	21,687,149	21,546,554	21,689,761	21,703,242
Diluted	22,005,663	21,913,142	21,995,851	22,098,271

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine Months Ended
	June 28, 2009	June 29, 2008
Cash flows from operating activities
Net income	$17,597	$14,967
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,174	6,015
Claims resolution	640	-
Amortization of deferred costs	126	127
Deferred income tax expense (benefit)	(1,348)	(632)
Stock-based compensation	2,812	2,553
Other	314	9
Change in:
Accounts receivable	(19,614)	(15,935)
Inventory	(1,367)	(1,249)
Prepaids and other	2,120	941
Deferred rent and other	2,520	1,554
Accounts payable and accrued expenses	1,461	(3,826)
Accrued salaries and related expenses	4,946	537
Deferred revenue	4,439	(2,145)

Net cash provided by operating activities	20,820	2,916

Cash flows from investing activities
Acquisitions of property, equipment and software	(6,438)	(8,432)
Cash paid for acquisitions	-	(5,300)
Reduction in restricted cash	-	1,800
Deposits and other assets	68	-
Proceeds from note receivable and other	-	325

Net cash used in investing activities	(6,370)	(11,607)

Cash flows from financing activities
Stock repurchases	(1,498)	(7,898)
Payments on capital leases	(45)	(104)
Tax benefit of stock option exercises	179	167
Proceeds from exercise of stock options	245	514
Proceeds from employee stock purchase plan exercises	251	284

Net cash used in financing activities	(868)	(7,037)

Net increase (decrease) in cash and cash equivalents	13,582	(15,728)
Cash and cash equivalents, beginning of period	15,380	22,965
Cash and cash equivalents, end of period	$28,962	$7,237
Supplemental disclosure
Income taxes paid	$7,353	$7,794
Interest expense paid	$38	$21

ANNEX A:
ARGON ST, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Operating income	$9,532	$7,838	$26,535	$23,573

Claims resolution		-	640	-

Non-GAAP operating income	$9,532	$7,838	$27,175	$23,573

Net income	$6,592	$5,179	$17,597	$14,967
Provision for income taxes	2,945	3,103	8,917	9,204
Interest, net	(5)	(444)	21	(598)

Non-cash items:
Depreciation and Amortization	1,709	2,131	6,300	6,142
Stock-based compensation	1,006	932	2,813	2,553
Claims resolution		-	640	-
Acquisition related retention compensation	300	200	900	600

Adjusted EBITDA	$12,547	$11,101	$37,188	$32,868

Net income	$6,592	$5,179	$17,597	$14,967

Claims resolution		-	404	-

Non-GAAP net income	$6,592	$5,179	$18,001	$14,967

Earnings per Share, diluted	$0.30	$0.24	$0.80	$0.68
Effect on EPS for claims resolution	-	-	0.02	-

Non-GAAP earnings per share, diluted	$0.30	$0.24	$0.82	$0.68

CONTACT:
Argon ST, Inc.
Investor Contact:
Aaron Daniels, 703-995-5610
ir@argonst.com
or
Media Contact:
Lori Hughes, 703-995-5610
media@argonst.com